UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2013

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street P.O. Box 1000 Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                  Other Events.

On August 6, 2013, Affiliated Managers Group, Inc. (the “Company”) filed a registration statement and prospectus supplement following the expiration of its existing registration statement.  The prospectus supplement effectively replaces that filed in August 2012, which provided for the sale of up to $400 million in shares of the Company’s common stock.  The Company sold $147.2 million under that supplement pursuant to forward sale arrangements (which have not yet been settled), with $252.8 million of sales capacity remaining. The Company has no current intention to sell additional shares of common stock at this time.

In connection with this prospectus supplement, the Company has entered into initial forward sale agreements and distribution agency agreements with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (or an affiliate of the same).  The forms of such agreements are attached as Exhibits 10.1 and 10.2 hereto.  In addition, Ropes & Gray LLP issued an opinion regarding the validity of shares to be issued pursuant to forward sale agreements, which is attached as Exhibit 5.1 hereto.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

5.1

Opinion of Ropes & Gray LLP as to the validity of the shares to be issued pursuant to each of the Confirmation Letter Agreements dated August 6, 2013 and any subsequent related Confirmation Letter Agreements.

10.1	Form of Confirmation Letter Agreement, dated as of August 6, 2013.

10.2	Form of Distribution Agency Agreement, dated as of August 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: August 6, 2013
	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Vice Chairman,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1

Opinion of Ropes & Gray LLP as to the validity of the shares to be issued pursuant to each of the Confirmation Letter Agreements dated August 6, 2013 and any subsequent related Confirmation Letter Agreements.

10.1	Form of Confirmation Letter Agreement, dated as of August 6, 2013.

10.2	Form of Distribution Agency Agreement, dated as of August 6, 2013.